EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-34362; on Form S-8 No. 333-04373, No. 333-17493, No. 333-71354, and No. 333-114359; and on Form SB-2 No. 333-71076 of Optical Sensors Incorporated d/b/a väsamed of our report dated February 25, 2005, which appears on page 26 of this annual report on Form 10-KSB for the year ended December 31, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

March 29, 2005